Exhibit 23.1

K. R. MARGETSON LTD.	Chartered Accountant
keith@krmargetson.com	Cell: 604.220.7704
Sechelt office	North Vancouver office
PO Box 45, 5588 Inlet Avenue	331 East 5th Street
Sechelt BC V0N 3A0	North Vancouver BC V7L 1M1
Tel: 604.885-2810	Tel: 778.338.8049
Fax: 604.885.2834	Fax: 778-338-8055

Board of Directors

Atlantic Resources Inc.

606 – 610 Granville Street

Vancouver BC V6C 3T3

Canada

Consent of Independent Registered Public Accountant

We consent to the use in the Registration Statement of Atlantic Resources Inc. (an exploration stage company) on Form S-1, of our report dated November 24, 2007 on the balance sheet of Atlantic Resources Inc. (an exploration stage company) as of July 31, 2007 and the related statements of operations, cash flows, and stockholders’ equity for the period from February 9, 2007 (date of inception) to July 31, 2007.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s

K. R. Margetson Ltd.

North Vancouver BC

February 18, 2008